UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2026

KinderCare Learning Companies, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42367	87-1653366
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5005 Meadows Road
Lake Oswego, Oregon		97035
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (503) 872-1300

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	KLC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 29, 2026, Michael Nuzzo resigned from the Board of Directors (the “Board”) of KinderCare Learning Companies, Inc. (the “Company”). Mr. Nuzzo served as a Class II director. Mr. Nuzzo also resigned from the Audit Committee of the Board and the Compensation Committee of the Board. Mr. Nuzzo’s resignation from the Board was not due to any disagreement with the Company on any matter related to the Company’s operations, policies or practices, but instead Mr. Nuzzo resigned to devote time to his other professional and personal commitments.

On September 29, 2026, the Board appointed director David Barse to serve as a member of the Audit Committee and as a member of the Compensation Committee. Mr. Barse was also appointed as the chair of the Audit Committee. As previously disclosed, the Board has affirmatively determined that Mr. Barse is qualified as an “independent director” under the New York Stock Exchange Standards and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has also determined that Mr. Barse qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K.

On September 29, 2026, the Board appointed Preston Grasty to serve fill the vacancy caused by the resignation of Mr. Nuzzo. Mr. Grasty will serve as a Class II director of the Board until the 2029 annual meeting of stockholders or until his earlier death, resignation or removal, subject to the Stockholders Agreement referred to below. The Board also appointed Mr. Grasty to the Nominating and Corporate Governance Committee of the Board. Mr. Grasty previously served on the Board from September 2024 to June 2025.

Mr. Grasty, age 36, is a Senior Investment Leader at Partners Group, where he has been employed since 2018. Prior to joining Partners Group, Mr. Grasty served as an investment professional at Carnelian Energy Capital from 2015 to 2016 and as an investment banker at Credit Suisse from 2014 to 2015. Mr. Grasty holds a B.B.A. and a Masters in Professional Accounting from the University of Texas McCombs School of Business and an M.B.A. from The University of Chicago Booth School of Business.

The Board determined that Mr. Grasty is independent under the listing standards of the New York Stock Exchange. As Mr. Grasty is affiliated with Partners Group, he will not be entitled to compensation under the Company’s director compensation policy. Mr. Grasty will enter into the Company’s standard form of indemnification agreement. Mr. Grasty was selected as a director of the Company by the PG Stockholders under that certain Stockholders Agreement dated October 8, 2024 by and among the PG Stockholders, the other stockholders identified therein and the Company, and Mr. Grasty is a “PG Stockholders’ Designee” as defined therein. There are no family relationships between Mr. Grasty and any director or executive officer of the Company. Mr. Grasty does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On October 2, 2026, the Company issued a press release announcing the foregoing changes to the Board. A copy of this press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

99.1	Press release issued by KinderCare Learning Companies, Inc. on October 2, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KinderCare Learning Companies, Inc.

Date: October 2, 2026	By:	/s/ John T. Wyatt
	Name:	John T. Wyatt
	Title	Chief Executive Officer